UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2025

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

811 Louisiana St, Suite 2100
Houston, TX 77002
(Address of principal executive office and Zip Code)

(713) 584-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On February 24, 2025, Targa Resources Corp. (the “Company”) issued a news release announcing the pricing of the Offering (as defined below). A copy of the news release is attached hereto, furnished as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01, and the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On February 24, 2025, the Company and certain of its subsidiary guarantors named therein (the “Subsidiary Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., MUFG Securities Americas Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, pursuant to which the Company agreed to issue and sell $2.0 billion in aggregate principal amount of senior notes (the “Offering”) consisting of (i) $1.0 billion in aggregate principal amount of the Company’s 5.550% Senior Notes due 2035 (the “2035 Notes”) and (ii) $1.0 billion in aggregate principal amount of the Company’s 6.125% Senior Notes due 2055 (the “2055 Notes” and, together with the 2035 Notes, the “Notes”).

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors. The Underwriting Agreement contains customary representations and warranties by the Company. The Underwriting Agreement also contains customary indemnification and contribution provisions whereby the Company and the underwriters have agreed to indemnify each other against certain liabilities. The Notes were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to a shelf registration statement on Form S-3 (File No. 333-263730), as amended.

The Notes will be issued pursuant to that certain Indenture, dated as of April 6, 2022 (the “Base Indenture”), as supplemented by that certain Tenth Supplemental Indenture (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee. The 2035 Notes will mature on August 15, 2035. The 2055 Notes will mature on May 15, 2055. Interest on the 2035 Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2025. Interest on the 2055 Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2025. Interest on the Notes will accrue from February 27, 2025. The Company may redeem all or a part of the Notes at any time at the applicable redemption prices.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants and bankruptcy and insolvency related defaults, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company expects to use a portion of the net proceeds from the Offering to fund the repurchase from the Company’s joint venture partner of all of the outstanding preferred equity in Targa Badlands LLC, the entity that holds all of the Company’s North Dakota assets, for approximately $1.8 billion in cash (the “Badlands Transaction”). The Company expects the Badlands Transaction to close in the first quarter of 2025, subject to customary closing conditions, with an effective date of January 1, 2025. The closing of the Offering is not contingent on the consummation of the Badlands Transaction. The Company expects to use the remaining net proceeds from the Offering for general corporate purposes, including to repay borrowings under its unsecured commercial paper note program (the “Commercial Paper Program”). If the Company does not complete the Badlands Transaction, the Company expects to use the net proceeds from the Offering for general corporate purposes, including to repay borrowings under the Commercial Paper Program, repay other indebtedness, for capital expenditures, for additions to working capital and for investments in its subsidiaries.

Certain of the underwriters or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Company and certain of the Company’s affiliates, for which they have received customary compensation, and they may continue to do so in the future. The Company’s affiliates have entered into, and may in the future enter into, derivative financial transactions with certain of the underwriters or their respective affiliates on terms the Company believes to be customary in connection with these transactions. Certain of the underwriters and/or their respective affiliates are lenders under the Company’s revolving credit facility and/or dealers under the Commercial Paper Program and may be holders of the Company’s senior notes. Accordingly, to the extent proceeds are used to repay any indebtedness, such underwriters or affiliates may receive a portion of any net proceeds from the Offering.

Item 9.01	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated February 24, 2025, by and among Targa Resources Corp., certain subsidiary guarantors named therein and BofA Securities, Inc., MUFG Securities Americas Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

99.1	Press Release, dated February 24, 2025, announcing the pricing of the Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: February 25, 2025	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
President – Finance and Administration

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